UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 _____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2016 (March 16, 2016)

TWINLAB CONSOLIDATED HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55181	46-3951742
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

632 Broadway, Suite 201, New York, NY	10012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 651-8500

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On March 16, 2016, the Board of Directors (the “Board”) of Twinlab Consolidated Holdings, Inc. (the “Company”) terminated the employment of Thomas A. Tolworthy as President and Chief Executive Officer of the Company. Mr. Tolworthy resigned from the Board effective March 16, 2016.

On March 16, 2016, the Board also caused the termination of employment of (i) Glenn C. Wolfson, Chief Administrative Officer of Twinlab Consolidation Corporation (“TCC”), a wholly-owned subsidiary of the Company, and (ii) Kathleen C. Pastor, Executive Vice President, Retail Sales of the Company.

(c)	Naomi L. Whittel, by appointment of the Board, was named the Chief Executive Officer of the Company effective March 16, 2016. Ms. Whittel will serve as Chief Executive Officer until her successor has been duly elected and qualified or her earlier resignation or removal in accordance with the Company’s Bylaws.

Ms. Whittel, age 42, founded Organic Holdings LLC in 2009 and served as Chief Executive Officer of such company and its affiliates since inception.

As previously reported in the Company’s (i) Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 22, 2014, (ii) Current Report on Form 8-K filed with the SEC on August 19, 2015 and (iii) Current Report on Form 8-K filed with the SEC on October 8, 2015 (collectively, the “Current Reports”), TCC entered into an option agreement in September 2014 (as further amended, the “Option Agreement”) that gave TCC an exclusive option to acquire all of the outstanding equity of a marketer and distributor of nutritional products. Pursuant to the exercise of the option, effective August 13, 2015, TCC entered into a Unit Purchase Agreement, as amended (the “Purchase Agreement”), with Naomi L. Whittel and Robert G. Whittel (the “Sellers”), pursuant to which at the closing of the acquisition TCC would acquire all of the outstanding equity interests of Organic Holdings LLC, a Delaware limited liability company (“Organic”), from the Sellers and the other members of Organic.

The transactions contemplated by the Purchase Agreement were consummated on October 5, 2015.

Organic, through its subsidiaries, is engaged in the business of developing and selling premium nutritional supplements, including under the well-known Reserveage™ Nutrition family of brands.

Health, KP LLC (“Health”), an affiliate of the Sellers, owns an aggregate of 3,493,450 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). The Company granted Health certain registration rights for the shares of Common Stock of the Company owned by Health.

Upon the October 5, 2015 closing of the Organic acquisition, Ms. Whittel was appointed as an executive of TCC and she entered into an Employment Agreement, dated as of October 2, 2015, with TCC (the “Employment Agreement”). The terms of the Employment Agreement were disclosed in the Company’s Current Report on Form 8-K filed with the SEC on October 8, 2015. The Company and Ms. Whittel are still in the process of determining changes that may be made to the terms of her employment as a result of her new position with the Company but have agreed that Ms. Whittel’s base salary is increased to $300,000 per year effective as of March 16, 2016.

The foregoing descriptions of the (i) Option Agreement; (ii) Purchase Agreement; and (iii) Employment Agreement are qualified in their entirety by reference to the summaries of each document included in the Current Reports, which are specifically incorporated herein by reference, as well as the full text of the (x) Purchase Agreement and (y) Employment Agreement, which documents were filed as exhibits to the Current Report on Form 8-K filed with the SEC on October 8, 2015.

On March 17, 2016, the Company issued a press release announcing Ms. Whittel’s appointment as Chief Executive Officer. The press release is attached as Exhibit 99.1 to this Report.

(d)	On March 21, 2016, the Board elected Ms. Whittel to fill the vacancy created by Thomas A. Tolworthy’s resignation.

The information in subsection (c) regarding the Organic acquisition, Ms. Whittel’s employment with the Company and the shares of Common Stock owned by Health is hereby incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.103	Unit Purchase Agreement, dated as of September 2, 2014, by and among Naomi L. Balcombe, Robert Whittel and Twinlab Consolidation Corporation (filed as an Exhibit to the Company’s Current Report on Form 8-K filed with the SEC on October 8, 2015 and hereby incorporated by reference herein).

Exhibit 10.104	Amendment No. 1 to Unit Purchase Agreement, dated as of July 17, 2015, by and among Naomi L. Balcombe, Robert Whittel and Twinlab Consolidation Corporation (filed as an Exhibit to the Company’s Current Report on Form 8-K filed with the SEC on October 8, 2015 and hereby incorporated by reference herein).

Exhibit 10.105	Employment Agreement, dated as of October 2, 2015, between Twinlab Consolidation Corporation and Naomi L. Balcombe (filed as an Exhibit to the Company’s Current Report on Form 8-K filed with the SEC on October 8, 2015 and hereby incorporated by reference herein).

Exhibit 99.1	Press Release of Twinlab Consolidated Holdings, Inc., dated March 17, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2016	TWINLAB CONSOLIDATED HOLDINGS, INC.

	By:	/s/ Richard H. Neuwirth
Richard H. Neuwirth
Executive Vice President, Chief Legal Officer
and Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release of Twinlab Consolidated Holdings, Inc., dated March 17, 2016.